                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                LEAR CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                LEAR CORPORATION
                              21557 TELEGRAPH ROAD
                           SOUTHFIELD, MICHIGAN 48034
                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             THURSDAY, MAY 13, 1999
                       10:00 A.M., EASTERN STANDARD TIME

                                LEAR CORPORATION
                              21557 TELEGRAPH ROAD
                           SOUTHFIELD, MICHIGAN 48034
                               ------------------

                                                                  March 19, 1999

Fellow Stockholder:

     On behalf of the Board of Directors, you are cordially invited to attend the 1999 Annual Meeting of Stockholders. The purpose of the meeting is to:

     1. elect four directors;

     2. approve an amendment to the Long-Term Stock Incentive Plan increasing
        (i) the number of shares of common stock available to be awarded by 3,300,000 shares and (ii) the maximum aggregate number of shares and share equivalent units that may be granted to any one participant during any fiscal year to 75,000;

     3. approve the appointment of Arthur Andersen LLP as our independent auditors for 1999; and

     4. conduct any other business properly before the meeting.

     Attendance and voting is limited to stockholders of record at the close of business on March 17, 1999. A list of stockholders entitled to vote at the meeting will be available for examination between the hours of 9:00 a.m. and 5:00 p.m. at our offices for ten days prior to the meeting and also at the meeting.

     Your vote is important. Whether you plan to attend or not, please sign and date the enclosed proxy card and return it in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so.

                                          Joseph F. McCarthy
                                          Vice President, Secretary
                                          and General Counsel

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
INTRODUCTION................................................      1
ELECTION OF DIRECTORS
  (PROPOSAL NO. 1)..........................................      3
MANAGEMENT AND DIRECTORS....................................      5
  Directors and Executive Officers..........................      5
  Security Ownership of Certain Beneficial Owners and
     Management.............................................      8
  Section 16(a) Beneficial Ownership Reporting Compliance...      9
  Meetings of the Board and Committees......................      9
  Compensation of Directors.................................     10
EXECUTIVE COMPENSATION......................................     11
  Summary Compensation Table................................     11
  Option Grants and Exercises and Long-Term Incentive Awards
     in Last Fiscal Year....................................     12
  Pension Plan and Benefits.................................     13
  Qualified Pension Plan....................................     13
  Pension Equalization Plan.................................     14
  Executive Supplemental Savings Plan.......................     14
  Retirement Savings Plan...................................     15
  Stock Option Plans........................................     16
  Long-Term Stock Incentive Plan............................     16
  Employment Agreements.....................................     17
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
  PARTICIPATION.............................................     18
COMPENSATION COMMITTEE REPORT...............................     18
  Introduction..............................................     18
  Executive Compensation Policy.............................     18
  Base Salary...............................................     18
  Annual Incentives.........................................     19
  Long-Term Incentives......................................     19
  Management Stock Ownership Requirements...................     19
  Stock Options.............................................     20
  Performance Share Awards..................................     20
  Management Stock Purchase Program.........................     20
  Retirement Savings Plan...................................     21
  Executive Supplemental Savings Plan.......................     21
  Estate Preservation Plan..................................     21
  Chief Executive Officer Compensation......................     22
  Tax Treatment of Executive Compensation...................     22
PERFORMANCE GRAPH...........................................     23
CERTAIN TRANSACTIONS........................................     24
  Joint Venture with Bing Manufacturing.....................     24
AMENDMENT TO THE LONG-TERM STOCK INCENTIVE PLAN
  (PROPOSAL NO. 2)..........................................     24
APPOINTMENT OF INDEPENDENT AUDITORS
  (PROPOSAL NO. 3)..........................................     29
STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING OF
  STOCKHOLDERS..............................................     29
OTHER MATTERS...............................................     30

                              INDEX OF APPENDICES

FIRST AMENDMENT TO THE LEAR CORPORATION LONG-TERM STOCK
  INCENTIVE PLAN............................................    APPENDIX A
SECOND AMENDMENT TO THE LEAR CORPORATION LONG-TERM STOCK
  INCENTIVE PLAN............................................    APPENDIX B
THIRD AMENDMENT TO THE LEAR CORPORATION LONG-TERM STOCK
  INCENTIVE PLAN............................................    APPENDIX C
FOURTH AMENDMENT TO THE LEAR CORPORATION LONG-TERM STOCK
  INCENTIVE PLAN............................................    APPENDIX D

                                LEAR CORPORATION
                              21557 TELEGRAPH ROAD
                           SOUTHFIELD, MICHIGAN 48034
                               ------------------

                                PROXY STATEMENT

                               ------------------

                                  INTRODUCTION

Annual Meeting:         The Annual Meeting of Stockholders will be held at Lear
                        Corporation, 21557 Telegraph Road, Southfield, Michigan
                        48034, on Thursday, May 13, 1999, at 10:00 a.m. Eastern
                        Standard Time.

Record Date:            The date fixed to determine stockholders entitled to
                        notice of and to vote at the meeting is close of business on March 17, 1999.

Mailing Date:           We anticipate first mailing this proxy statement, the
                        attached Notice of Annual Meeting and the enclosed proxy card on or about March 19, 1999.

Agenda:                 The agenda for the meeting is:

                        1. to elect four directors;

                        2. to approve an amendment to the Long-Term Stock
                           Incentive Plan increasing (i) the number of shares of common stock available to be awarded by 3,300,000 shares and (ii) the maximum aggregate number of shares and share equivalent units that may be granted to any one participant during any fiscal year to 75,000;

                        3. to approve the appointment of Arthur Andersen LLP as
                           our independent auditors for 1999; and

                        4. to conduct any other business properly before the
                           meeting.

Proxy Solicitation:     Our Board of Directors is soliciting this proxy. Certain
                        of our officers and employees may also solicit proxies personally and by telephone. In addition, we are paying the cost of solicitation, including the cost of mailing.
                        Corporate Investor Communications, Inc. will help us to solicit brokers and nominees at a cost of approximately
                        $4,000, plus their expenses. We have requested that banks, brokers and other custodian nominees and fiduciaries supply, at our expense, proxy material to the beneficial owners of our common stock.

Voting of Proxies:      Properly dated, executed and returned proxies will be
                        voted in accordance with your instructions. If no specific instructions are given, your shares will be voted FOR the Board's nominees in item one and FOR the approval of agenda items two and three.

                        We do not intend to bring any matters before the meeting except those indicated in the Notice of Annual Meeting and we do not know of any matter which anyone else intends to present for action at the meeting. If any other matters properly come before the meeting, however, the persons named in the enclosed proxy will be authorized to vote or otherwise act in accordance with their judgment.

Revoking Proxies:       You may revoke your proxy at any time before it is voted
                        at the meeting by:

                        - delivering to Joseph F. McCarthy, Vice President,
                          Secretary and General Counsel, a signed, written revocation letter dated later than the proxy;

                        - submitting a proxy with a later date;

                        - if you attend the meeting, requesting a ballot and
                          voting in person (simply attending the meeting will not revoke your proxy).

Outstanding Shares:     On the record date, there were outstanding 66,720,773
                        shares of our common stock, the only class of voting securities outstanding.

Quorum: A quorum is established when a majority of shares entitled to vote is present at the meeting, either in person or by proxy. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present.

Voting: Each share of common stock that you hold as of the record date entitles you to one vote, without cumulation, on each matter to be voted upon at the meeting.

Required Vote:          Our directors are elected by a plurality of the votes
                        cast by the holders of our common stock. "Plurality" means that the four individuals who receive the largest number of the votes shall be elected as directors.
                        Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes.

                        Approval of the amendment to the Long-Term Stock Incentive Plan and the appointment of our independent auditors requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote. Any shares not voted (whether by abstention, broker non-vote or otherwise) with respect to the amendment to the Long-Term Stock Incentive Plan or the appointment of independent auditors will have no effect on the outcome of the vote.

Broker Votes:           Under the rules of the New York Stock Exchange, brokers
                        who hold shares in street name have the authority to vote on certain routine matters on which they have not received instructions from beneficial owners. Brokers holding shares of common stock in street name who do not receive instructions from beneficial owners by the date specified in the statement accompanying this proxy material are entitled to vote on the election of directors, the amendment to the Long-Term Stock
                        Incentive Plan and the appointment of independent auditors.

Annual Report:          Lear Corporation's 1998 Annual Report is being mailed to
                        you with this proxy statement.

                             ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

     Our Board consists of three classes. One class of directors is elected at each annual meeting of stockholders to serve a three year term. Directors elected at the 1999 Annual Meeting of Stockholders will hold office until their successors are elected at the 2002 Annual Meeting of Stockholders. Directors not up for election this year will continue in office for the remainder of their term.

     The Nominating Committee has nominated David Bing, Robert E. Rossiter, Robert W. Shower and James H. Vandenberghe to stand for election to our Board. Unless contrary instructions are given, the shares represented by the enclosed proxy will be voted FOR the election of all nominees.

     All nominees have consented to being named in this proxy statement and to serve if elected. However, if any nominee becomes unable to serve, proxy holders will have discretion and authority to vote for another nominee proposed by the Board. Alternatively, the Board may reduce the number of directors to be elected at the meeting.

                      NOMINEES FOR TERMS EXPIRING IN 2002

                                         DIRECTOR
             NAME                 AGE     SINCE                    POSITION
             ----                 ---    --------                  --------
David Bing....................    55       1999      Director
Robert E. Rossiter............    53       1988      Chief Operating Officer and Director
Robert W. Shower..............    61       1991      Director
James H. Vandenberghe.........    49       1995      Vice Chairman of the Board

David Bing:             Mr. Bing has been a director of Lear since February
                        1999. Mr. Bing currently serves, and has served since each entity's formation, as Chairman of the following:
                        (i) Bing Steel, L.L.C., a flat rolled steel processor formed in 1980; (ii) Superb Manufacturing, Inc., a metal stamping facility formed in 1985; (iii) Bing
                        Manufacturing, Inc., an automotive assembler formed in 1995; (iv) Detroit Automotive Interiors, L.L.C., an automotive seat assembler formed in 1997; (v) Bing
                        Blanking, L.L.C., a first operation blanking company formed in 1998; and (vi) The Bing Group, L.L.C., a company formed in 1998 to provide the previously mentioned operating entities with MIS, purchasing, sales, human resource and other services. Detroit
                        Automotive Interiors L.L.C. is a joint venture between Lear and Bing Manufacturing, Inc., see "Certain
                        Transactions." Mr. Bing currently serves on the board of directors of DTE Energy Company, Steelcase Inc. and
                        Standard Federal Bank, member ABN AMRO Bank and also serves on the Michigan Minority Business Development
                        Council. Mr. Bing was an eight-time National Basketball
                        Association All Star and was inducted into the National
                        Basketball Association Hall of Fame in 1990.

Robert E. Rossiter:     Mr. Rossiter is our President and Chief Operating
                        Officer, a position he has held since November 1998, and he has been a director of Lear since 1988. Mr. Rossiter served as our Chief Operating Officer -- International
                        Operations from April 1997 to November 1998. He also served as our President from 1984 until the present and as our Chief Operating Officer from 1988 to April 1997.

Robert W. Shower:       Mr. Shower has been a director of Lear since 1991. Mr.
                        Shower was appointed Senior Vice President and Chief
                        Financial Officer of Seagull Energy Corporation in March
                        1992, elected a director in May 1992 and named Executive
                        Vice President in 1994. Mr. Shower retired from his positions with Seagull Energy Corporation, an oil and gas exploration and production company, in April 1996.
                        Mr. Shower serves as a director of Highlands Insurance
                        Group, Inc., Breed Technologies, Inc., Edge Petroleum
                        Corporation and Nuevo Energy Company.

James H. Vandenberghe:  Mr. Vandenberghe is our Vice Chairman, a position which he has held since November 1998. Mr. Vandenberghe has been a director of Lear since 1995. He served as our President and Chief Operating Officer -- North American Operations from April 1997 to November 1998. He also served as our Chief Financial Officer from 1988 to April 1997 and as our Executive Vice President from 1993 to April 1997.

                       YOUR BOARD RECOMMENDS A VOTE "FOR"
                         THE ELECTION OF EACH NOMINEE.

                            MANAGEMENT AND DIRECTORS

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the names, ages and positions of our directors and executive officers. Each executive officer is elected annually by our Board and serves at the pleasure of our Board and our Chief Executive Officer.

                   NAME                     AGE                        POSITION
                   ----                     ---                        --------
David Bing................................  55    Director
Gian Andrea Botta(a)......................  45    Director
Randall J. Carron.........................  43    Vice President and President -- APO and ISG
                                                  Operations (Europe)
Douglas G. DelGrosso......................  37    Senior Vice President -- Interior Systems Group and
                                                  Seat Trim Division
Irma B. Elder(a)..........................  68    Director
Charles E. Fisher.........................  45    Vice President and President -- Ford Division
Roger A. Jackson..........................  52    Senior Vice President -- Human Resources
Raymond F. Lowry..........................  53    Vice President and Treasurer
Joseph F. McCarthy........................  55    Vice President, Secretary and General Counsel
Larry W. McCurdy(b).......................  63    Director
Roy E. Parrott(b).........................  58    Director
Frank J. Preston..........................  56    Senior Vice President -- Strategic Planning and
                                                  South American Operations
Robert E. Rossiter........................  53    President and Chief Operating Officer and Director
Louis R. Salvatore........................  43    Vice President and President -- Chrysler Division
Robert W. Shower..........................  61    Director
David P. Spalding(a)......................  44    Director
Donald J. Stebbins........................  41    Senior Vice President and Chief Financial Officer
James A. Stern(a).........................  48    Director
James H. Vandenberghe.....................  49    Vice Chairman of the Board
Kenneth L. Way(b).........................  59    Chairman of the Board and Chief Executive Officer
Paul J. Zimmer............................  40    Vice President and President -- GM Division

-------------------------
(a) Term as a director expires in 2000.

(b) Term as a director expires in 2001.

     Set forth below is a description of the business experience of each of our directors and executive officers other than Mr. Bing, Mr. Rossiter, Mr. Shower and Mr. Vandenberghe, whose biographies are set out in the section entitled "Election of Directors."

Gian Andrea Botta:      Mr. Botta has been a director of Lear since 1993. Mr.
                        Botta has been President of EXOR America Inc., the international investment holding company of IFI, S.p.A.
                        and the sole owner of all the issued and outstanding capital stock of FIMA Finance Management Inc., since
                        February 1994. Previously, Mr. Botta was President of
                        IFINT-USA Inc., the predecessor of FIMA Finance
                        Management Inc., since 1993. Mr. Botta also serves as a director of Constitution Re Inc., Western Industries
                        Inc., Riverwood International Corporation and
                        Rockefeller Center Properties, Inc.

Randall J. Carron:      Mr. Carron is our Vice President and President -- APO
                        and ISG Operations (Europe), a position he has held since December 1998. Previously he was our President -- Far Eastern Operations since May 1997, our
                        Vice President Operations -- GM Division since April
                        1997 and our Vice President Sales -- GM Division since
                        November 1995. Mr. Carron served as our Sales Manager --
                        GM Business Unit from April 1993 to February 1994 and as our Director of Sales -- GM Business Unit from February
                        1994 to November 1995.

Douglas G. DelGrosso:   Mr. DelGrosso is our Senior Vice President -- Interior
                        Systems Group and Seat Trim Division, a position he has held since January 1999. Previously, he was our Vice
                        President and President -- GM Division since May 1997 and our Vice President and President -- Chrysler
                        Division since December 1995. Mr. DelGrosso served as
                        Vice President Operations -- GM Business Unit from April
                        1995 to December 1995 and served as Director
                        Engineering -- GM Business Unit from February 1994 to
                        April 1995.

Irma B. Elder:          Ms. Elder, who has been a director of Lear since
                        February 1997, has owned and operated various Detroit area automobile dealerships since 1983. In addition, Ms.
                        Elder serves on the board of directors of the Federal
                        Reserve Bank of Chicago (Detroit Branch). Ms. Elder is also a board member of the Detroit Chamber of Commerce and a member of the Michigan Hispanic Chamber of Commerce.

Charles E. Fisher:      Mr. Fisher is our Vice President and President -- Ford
                        Division, a position he has held since January 1999.
                        Previously, he was our Vice President and President -- Chrysler Division since May 1997. Mr.
                        Fisher served as Vice President -- Purchasing from May
                        1989 to September 1996 and as Vice
                        President -- Marketing and Sales from October 1996 to
                        May 1997.

Roger A. Jackson:       Mr. Jackson is our Senior Vice President -- Human
                        Resources, a position he has held since October 1995.
                        Previously, he served as Vice President -- Human
                        Resources for Allen Bradley, a wholly-owned subsidiary of Rockwell International, since 1991. Mr. Jackson was employed by Rockwell International or one of its subsidiaries from December 1977 to September 1995.

Raymond F. Lowry:       Raymond F. Lowry, III is our Vice President and
                        Treasurer, a position which he has held since July 1997.
                        Prior to joining Lear, Mr. Lowry was employed by Dana
                        Corporation for 24 years, most recently as Director
                        Treasury Operations and Finance since 1994.

Joseph F. McCarthy:     Mr. McCarthy is our Vice President, Secretary and
                        General Counsel, a position that he has held since April
                        1994. Prior to joining Lear, Mr. McCarthy served as Vice
                        President -- Legal and Secretary for both Hayes Lemmerz
                        International, Inc. (f/k/a Hayes Wheels International,
                        Inc.) and Kelsey-Hayes Company.

Larry W. McCurdy:       Mr. McCurdy has been a director of Lear since 1988. Mr.
                        McCurdy is currently President, Dana Automotive
                        Aftermarket Group, a position he has held since July
                        1998. Mr. McCurdy was Chairman of the Board, President and Chief Executive Officer of Echlin, a worldwide manufacturer of motor vehicle parts, from March 1997 until July 1998 when it was merged into Dana
                        Corporation. Prior to this, Mr. McCurdy was Executive
                        Vice President, Operations of Cooper Industries, a diversified manufacturing company, from April 1994 to March 1997. Mr. McCurdy also serves as a director of Mohawk Industries, Inc. and Breed Technologies, Inc.

Roy E. Parrott:         Mr. Parrott, who has been a director of Lear since
                        February 1997, has been the Chief Executive Officer of
                        Simpson Industries since 1994 and Chairman of Simpson
                        Industries since November 1997. From 1989 to November
                        1997, Mr. Parrott was president of Simpson Industries and has been a director of Simpson Industries since
                        1989. Simpson Industries designs, engineers and manufacturers precision, machined components used primarily in automobile, light truck and diesel engines.

Frank J. Preston:       Dr. Preston is our Senior Vice President -- Strategic
                        Planning and South American Operations, a position which he has held since January 1999. Previously, Dr. Preston served as our Senior Vice President -- Interior Systems
                        Group since August 1996 and as our Senior Vice President and President -- Masland Division since the consummation of our acquisition of Masland Corporation in June 1996.
                        Prior to our acquisition of Masland Corporation, Mr.
                        Preston served as Masland Corporation's President since
                        January 1995 and as its Chief Executive Officer since
                        January 1996. During 1995, Dr. Preston also served as
                        Chief Operating Officer of Masland Corporation. Prior to joining Masland Corporation, Dr. Preston held various positions with Textron, Inc., a diversified manufacturing company, most recently President of Textron Automotive Interiors.

Louis R. Salvatore:     Mr. Salvatore is our Vice President and
                        President -- Chrysler Division, a position he has held since November 1998. Previously he was our Vice
                        President Global Purchasing since September 1996 and was
                        Vice President Procurement and Materials for MTD
                        Products since 1994.

David P. Spalding:      Mr. Spalding has been a director of Lear since 1991. Mr.
                        Spalding has been a Vice Chairman of The Cypress Group
                        L.L.C., a private equity fund manager, since 1994. Mr.
                        Spalding is also a director of AMTROL, Inc., Williams
                        Scotsman, Inc. and Frank's Nursery & Crafts, Inc.

Donald J. Stebbins:     Mr. Stebbins is our Senior Vice President and Chief
                        Financial Officer, a position which he has held since
                        April 1997. Prior to serving in this position, he was our Vice President and Treasurer since 1992.

James A. Stern:         Mr. Stern has been a director of Lear since 1991. Mr.
                        Stern is Chairman of The Cypress Group, a position he has held since 1994. He is also a director of Noel
                        Group, Inc., Cinemark U.S.A., Inc., AMTROL, Inc., The
                        Multicare Companies, Inc., Frank's Nursery & Crafts,
                        Inc. and Wesco International, Inc.

Kenneth L. Way:         Mr. Way is our Chairman of the Board and Chief Executive
                        Officer, a position he has held since 1988. Mr. Way has been with Lear for 33 years. Mr. Way also serves as a director of Comerica, Inc., CMS Energy Corporation,
                        Wesco International, Inc. and the Henry Ford Hospital.

Paul J. Zimmer:         Mr. Zimmer is our Vice President and President -- GM
                        Division, a position he has held since November 1998.
                        Previously, he was our Vice President -- GM North
                        American Operations since May 1998, our Vice
                        President -- GM Truck Operations since April 1997 and our Director GMTG Operations -- GM Division since May
                        1996. Mr. Zimmer served as our Ford Truck Business Unit
                        Manager from April 1993 to July 1995 and as our Platform
                        Director -- Ford Division from July 1995 to May 1996.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 10, 1999 (except as indicated below), beneficial ownership, as defined by Security and Exchange Commission rules, of our common stock by the persons or groups specified. Each of the persons listed below has sole voting and investment power with respect to the shares listed unless otherwise indicated.

                                                                 NUMBER OF SHARES
                                                                 OF COMMON STOCK      PERCENTAGE OF
                                                                OWNED BENEFICIALLY    COMMON STOCK
                                                                ------------------    -------------
Brinson Partners, Inc.(1)...................................        6,944,792             10.4
Franklin Mutual Advisors, Inc.(2)...........................        4,685,296              7.0
Kenneth L. Way(3)(4)........................................          442,737(5)             *
Robert E. Rossiter(3)(4)....................................          205,088(6)             *
James H. Vandenberghe(3)(4).................................          194,336(7)             *
Donald J. Stebbins(4).......................................           48,966(8)             *
Frank J. Preston(4).........................................           38,077(9)             *
Terrence E. O'Rourke(4).....................................           24,053(10)            *
Robert W. Shower(3).........................................           16,687(11)            *
Larry W. McCurdy(3).........................................           13,250(11)            *
Gian Andrea Botta(3)........................................            5,000                *
David P. Spalding(3)........................................            2,000                *
James A. Stern(3)...........................................            1,400(12)            *
Irma B. Elder(3)............................................            1,300                *
Roy E. Parrott(3)...........................................              452                *
David Bing(3)...............................................                0                *
Total Executive Officers and Directors as a group (22
  individuals)..............................................        1,168,720(13)          1.8

-------------------------
  *  Less than 1%

 (1) We have been informed by Brinson Partners, Inc. and UBS AG, in a report on
     Schedule 13G dated February 16, 1999, that (a) Brinson Partners, Inc. is an investment advisor and UBS AG is a bank, (b) Brinson Partners, Inc. and UBS AG exercise shared voting and dispositive power over shares reported, (c) Brinson Partners, Inc. exercises voting and investment power pursuant to advisory contracts, (d) UBS AG has indirect beneficial ownership of the reported shares by reason of its ownership of Brinson Partners, Inc., and
     (e) Brinson Partners, Inc. and UBS AG disclaim beneficial ownership of any of the shares reported. The address of Brinson Partners, Inc. is 209 South LaSalle, Chicago, Illinois 60604 and the address of UBS AG is Bahnhofstrasse 45, 8021 Zurich, Switzerland.

 (2) We have been informed by Franklin Mutual Advisors, Inc., in a report on
     Schedule 13G dated January 29, 1999, that (a) it is an investment advisor,
     (b) it is a direct subsidiary of Franklin Resources, Inc., (c) it exercises voting and dispositive power independently from Franklin Resources or any other Franklin Resources affiliate, (d) it beneficially owns the shares reported pursuant to advisory contracts which give it voting and investment power over shares under management, and (e) it has no economic interest in the shares reported. The address of Franklin Mutual Advisors, Inc. is 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078.

 (3) The individual is a director.

 (4) The individual is a named executive officer. Mr. O'Rourke, however, resigned his position as of December 31, 1998.

 (5) Includes 250,500 shares of common stock issuable under options exercisable within 60 days of the record date.

 (6) Includes 93,000 shares of common stock issuable under options exercisable within 60 days of the record date.

 (7) Includes 117,800 shares of common stock issuable under options exercisable within 60 days of the record date.

 (8) Includes 46,100 shares of common stock issuable under options exercisable within 60 days of the record date.

 (9) Includes 37,141 shares of common stock issuable under options exercisable within 60 days of the record date.

(10) Includes 22,000 shares of common stock issuable under options exercisable within 60 days of the record date. Mr. O'Rourke resigned his position as of December 31, 1998.

(11) Includes 11,250 shares of common stock issuable under options exercisable within 60 days of the record date.

(12) Includes 400 shares of common stock held by Mr. Stern's spouse as custodian for two children under the Uniform Gifts to Minors Act of New York. Mr. Stern disclaims beneficial ownership of these shares.

(13) Includes 731,491 shares of common stock issuable under options exercisable within 60 days of the record date.
-------------------------

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on our review of reports filed with the Securities and Exchange Commission by our directors and executive officers and by beneficial owners of 10% or more of our shares, and based on written representations received from these same persons, we believe that all reports required under Section 16(a) of the Securities and Exchange Act were timely made.

MEETINGS OF THE BOARD AND COMMITTEES

     In 1998, our full Board met four times. In addition to our full Board meetings, our directors attend meetings of permanent committees established by our Board. The membership of the Executive, Audit, Compensation and Nominating Committees is determined by our Board and, to date, only non-management directors have served on the Audit Committee and the Compensation Committee. Each director participated in at least 75% of the total number of meetings of our Board and the committees on which he or she serves.

     The Executive Committee, which held two meetings during 1998, consists of Mr. Way, Mr. Rossiter, Mr. Stern and Mr. Spalding, with Mr. Stern serving as Chairman. The Executive Committee, during intervals between meetings of our Board, may exercise certain powers of our Board in the general supervision and control of the business and affairs of our company.

     The Audit Committee, which held four meetings during 1998, consists of Mr. Shower and Mr. McCurdy and Ms. Elder, with Mr. Shower serving as Chairman. The responsibilities of the Audit Committee are:

     - to participate with management in selecting and recommending to our Board independent auditors to conduct the annual audit;

     - to review with management and auditors the proposed scope of the annual audit;

     - to review the non-audit services performed by the independent auditors to ensure that performance of these services does not impair the independence of the auditors;

     - to review with management the periodic examinations made by regulatory authorities and any replies required in connection with these examinations;

     - to review with management at least annually the role and scope of the work performed by internal auditors;

     - to review the periodic summary reports of audits performed by the internal auditors; and

     - to advise our Board on any developments which the Audit Committee believes should be considered by our Board.

     The Compensation Committee, which held three meetings during 1998, currently consists of Mr. McCurdy and Mr. Parrott, with Mr. McCurdy serving as Chairman. The responsibilities of the Compensation Committee are:

     - to review and approve salaries, bonuses and other benefits relating to compensation of our executive officers and

     - to approve awards under the Long-Term Stock Incentive Plan and stock option plans.

     The Nominating Committee, which held no meetings during 1998, consists of Mr. Stern, Mr. Rossiter and Mr. Botta, with Mr. Stern serving as Chairman. The Nominating Committee has responsibility and authority to recommend to our Board:

     - nominees for election to our Board;

     - candidates for membership on the various committees of our Board; and

     - in the event of a vacancy in the office of Chief Executive Officer, a successor Chief Executive Officer.

     The Nominating Committee will consider recommendations for director nominees made by our stockholders. Recommendations must be made in writing to Joseph F. McCarthy, Vice President, Secretary and General Counsel, prior to December 31, 1999, and must state the name, age, address, principal occupation, background and qualifications of the person recommended.

COMPENSATION OF DIRECTORS

     During 1998, directors who were not employees of Lear received an annual fee of $24,000 paid in four equal quarterly payments. One-half of the annual retainer is payable in shares of common stock and the remaining one-half, at the election of each non-employee director, in either cash or shares of common stock. Each non-employee director received a fee of $1,000 for each meeting of our Board that they attended and for each committee meeting they attended which was not held on the same day as a meeting of our Board. Each non-employee director who chaired a committee of our Board received a fee of $2,000 for each committee meeting attended which was not held on the same day as a meeting of our Board. Non-employee directors were also reimbursed for their expenses incurred in attending meetings.

     A non-employee director may elect to defer receipt of all or part of his or her annual retainer. At the non-employee director's election, amounts deferred will be:

     - credited with interest at an annual rate equal to the prime rate plus one percent; or

     - accounted for as if invested in shares of common stock.

     Amounts deferred are paid to the non-employee director as of the earliest of:

     - the date elected by such director;

     - the date the director ceases to be a director; or

     - the date a change of control occurs.

     In addition, each non-employee director received an option to purchase 1,250 shares at a price equal to the fair market value of the common stock on the date of grant. In 1998, option grants to non-employee directors were made on May 12 at an exercise price of $54.22. The options granted to non-employee directors expire in ten years and generally become exercisable in three years regardless of a non-employee director's continued service. Non-employee directors will be eligible to receive option grants in the future as partial compensation for their services.

     In February 1997, we implemented stock ownership guidelines for non-employee directors. These ownership guidelines require each non-employee director to own stock equal in value to three times the annual retainer. Non-employee directors who have not made substantial progress towards this goal by the later of (i) the year 2000 or (ii) five years after becoming a director will have all of their annual retainer delivered in shares of common stock.

     Directors who are also our employees receive no additional compensation for their services as directors except reimbursement of expenses incurred in attending meetings of our Board or committee meetings of our Board.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth annual and long-term compensation for our named executive officers in the fiscal years ended December 31, 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION
                                                                        ------------------------------------
                                        ANNUAL COMPENSATION                     AWARDS             PAYOUTS
                                 ---------------------------------      -----------------------   ----------
                                                                        RESTRICTED   SECURITIES
                                                                          STOCK      UNDERLYING      LTIP       ALL OTHER
           NAME AND                                       BONUS(1)      AWARDS(2)     OPTIONS/    PAYOUTS(3)   COMPENSATION
      PRINCIPAL POSITIONS        PERIOD    SALARY($)        ($)            ($)        SARS(#)        ($)           ($)
      -------------------        ------    ---------      --------      ----------   ----------   ----------   ------------
Kenneth L. Way.................   1998     $825,000       $403,920(7)    $126,225      50,000      $229,469      $115,037(8)
  Chairman and Chief              1997      783,750        669,708(7)     209,309      23,000                     113,826
  Executive Officer               1996      750,000        615,000(7)     192,192      23,000                      32,400

Robert E. Rossiter.............   1998     $656,828       $321,583(7)    $100,495      45,000      $160,572      $ 75,594(9)
  President and Chief             1997      554,250        475,114(7)     148,480      20,000                     158,762
  Operating Officer               1996      525,000        378,000(7)     118,131      16,000                      14,531

James H. Vandenberghe..........   1998     $522,500       $255,816(7)    $ 79,943      40,000      $122,374      $ 60,838(10)
  Vice Chairman                   1997      437,500        308,003(7)     207,287      18,000                      54,166
                                  1996      400,000        256,000(7)      79,989      14,000                      12,490
Terrence E. O'Rourke(4)........   1998     $300,000       $     --(7)    $     --      25,000      $ 68,791      $957,482(11)
  Senior Vice President -- Ford   1997      275,000        169,453(7)      74,985      12,000                      25,524
  and Chrysler Divisions          1996      249,996        186,875(7)      49,998      11,000                       6,449

Frank J. Preston...............   1998     $270,000(5)    $123,930(7)    $ 54,713      25,000      $ 61,152      $ 25,661(12)
  Senior Vice President --        1997      247,500(5)     160,617(7)     120,414      12,000                      12,003
  Strategic Planning and South    1996      137,500(6)     115,500(7)      61,893       --                          1,910
  American Operations

Donald J. Stebbins.............   1998     $272,917       $100,215(7)    $ 31,317      20,000      $ 56,589      $ 26,636(13)
  Senior Vice President and       1997      239,876        135,656(7)      56,250       8,000                      21,236
  Chief Financial Officer         1996      188,588         57,813(7)      72,266       7,000                       5,302

-------------------------
 (1) Under the Management Stock Purchase Program, named executive officers elected to defer portions of their 1998 salaries and bonuses. Bonuses are reported net of any deferred amount. For a description of the gross bonuses earned in 1998 and of the amounts deferred by each named executive officer, see "Compensation Committee Report -- Annual Incentives."
 (2) Pursuant to deferral elections made under the Management Stock Purchase Plan relating to compensation earned in the year ending December 31, 1998, Mr. Way received restricted stock units of 3,528; Mr. Rossiter received restricted stock units of 2,809; Mr. Vandenberghe received restricted stock units of 2,234; Mr. O'Rourke received restricted stock units of 0; Mr. Preston received restricted stock units of 1,529 and Mr. Stebbins received restricted stock units of 875. Under the Management Stock Purchase Program, Mr. Way currently holds 12,388 restricted stock units with an aggregate value of $480,035; Mr. Rossiter currently holds 8,627 restricted stock units with an aggregate value of $334,296; Mr. Vandenberghe currently holds 8,181 restricted stock units with an aggregate value of $317,014; Mr. O'Rourke currently holds 2,691 restricted stock units with an aggregate value of $104,276; Mr. Preston currently holds 6,319 restricted stock units with an aggregate value of $244,861 and Mr. Stebbins currently holds 3,785 restricted stock units with an aggregate value of $146,669. The aggregate value of restricted stock units is based on a closing price of common stock of $38.75 on December 31, 1998, as reported by the New York Stock Exchange. If we pay any dividends on our common stock, dividend equivalents will accrue on restricted stock units. For a description of the Management Stock Purchase Program, see "Compensation Committee Report -- Long-Term Incentives."
 (3) Values reported reflect the number of performance shares granted for the performance period beginning January 1, 1996 and ending December 31, 1998 multiplied by $35.3682, the price at which Lear acquired its common stock on February 19, 1999 for the purpose of performance share payouts. For a Description of performance shares, see "Compensation Committee Report -- Long-Term Incentives -- Performance Shares."
 (4) Mr. O'Rourke resigned his position as of December 31, 1998; however, in accordance with his employment agreement, he will receive salary and benefits until March 31, 2000.
 (5) Amount shown is net of an election to defer 10% of salary pursuant to the Management Stock Purchase Plan. The deferred amount is reflected in the Restricted Stock Awards column.

 (6) Represents Mr. Preston's base salary from July 1996, when Mr. Preston began his employment with Lear, through December 31, 1996.

 (7) Pursuant to our Senior Executive Incentive Compensation Plan, we award annual bonuses to executive officers based on the attainment of specified financial objectives. All bonuses were earned pursuant to the Senior Executive Incentive Compensation Plan. For a description of the Senior Executive Incentive Compensation Plan and the criteria used to determine the awards, see "Compensation Committee Report -- Annual Incentives." As a result of his resignation, Mr. O'Rourke did not receive a bonus under our Senior Executive Incentive Compensation Plan but was provided with severance benefits under his employment agreement, see footnote 11.

 (8) Represents: matching contributions under the Executive Supplemental Savings Plan of $78,107; 401(k) plan matching contributions of $5,000; life insurance premiums paid by Lear of $24,175; and payments of $7,755 for expenses related to financial planning.

 (9) Represents: matching contributions under the Executive Supplemental Savings Plan of $57,536; 401(k) plan matching contributions of $5,000; life insurance premiums paid by Lear of $6,303; and payments of $6,755 for expenses related to financial planning.

(10) Represents: matching contributions under the Executive Supplemental Savings Plan of $41,818; 401(k) plan matching contributions of $8,000; life insurance premiums paid by Lear of $4,265; and payments of $6,755 for expenses related to financial planning.

(11) Represents: matching contributions under the Executive Supplemental Savings Plan of $10,450; 401(k) plan matching contributions of $2,786; life insurance premiums paid by Lear of $1,560; imputed income of $3,633 with respect to life insurance coverage; payments of $6,195 for expenses related to financial planning; and approximately $932,858 in severance benefits accrued in 1998 in accordance with Mr. O'Rourke's employment agreement and agreed to by Lear and Mr. O'Rourke, see "Employment Agreements."

(12) Represents: matching contributions under the Executive Supplemental Savings Plan of $11,766; 401(k) plan matching contributions of $1,470; life insurance premiums paid by Lear of $1,560; imputed income of $4,941 with respect to life insurance coverage; and payments of $5,924 for expenses related to financial planning.

(13) Represents: matching contributions under the Executive Supplemental Savings Plan of $14,717; 401(k) plan matching contributions of $2,292; life insurance premiums paid by Lear of $1,560; imputed income of $872 with respect to life insurance coverage; and payments of $7,195 for expenses related to financial planning.

 OPTION GRANTS AND EXERCISES AND LONG-TERM INCENTIVE AWARDS IN LAST FISCAL YEAR

     The following table indicates the options granted to each of our named executive officers during the fiscal year ended December 31, 1998 and the potential value of those options on an aggregated basis.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                    NUMBER OF
                                    SECURITIES     % OF TOTAL
                                    UNDERLYING      OPTIONS
                                     OPTIONS       GRANTED TO     EXERCISE
                                     GRANTED      EMPLOYEES IN      PRICE      EXPIRATION        GRANT DATE
              NAME                     (#)        FISCAL YEAR     ($/SHARE)       DATE       PRESENT VALUE($)(1)
              ----                  ----------    ------------    ---------    ----------    -------------------
Kenneth L. Way..................      50,000          5.68%        $54.22      5/12/2008         $1,435,000
Robert E. Rossiter..............      45,000          5.11         $54.22      5/12/2008          1,291,500
James H. Vandenberghe...........      40,000          4.54         $54.22      5/12/2008          1,148,000
Terrence E. O'Rourke............      25,000          2.84         $54.22      5/12/2008            717,500
Frank J. Preston................      25,000          2.84         $54.22      5/12/2008            717,500
Donald J. Stebbins..............      20,000          2.27         $54.22      5/12/2008            574,000

-------------------------
(1) The grant-date valuation shown was generated by a Black-Scholes based option pricing model using the following assumptions: (i) an expected volatility of 26.41%; (ii) an interest rate of 5.9%; (iii) dividend payments of zero; (iv) a zero risk of forfeiture and (v) a zero probability of early exercise. As a result of his resignation, Mr. O'Rourke's option grant is forfeited. For a discussion of the terms of the options granted, see "Compensation Committee Report -- Long-Term Incentives" below.

     The following table indicates the value of stock options exercised during the fiscal year ended December 31, 1998 and the value of unexercised stock options held as of December 31, 1998 by each of our named executive officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                 NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                                                      OPTIONS AT              IN-THE-MONEY OPTIONS
                                SHARES ACQUIRED     VALUE          DECEMBER 31, 1998         AT DECEMBER 31, 1998(1)
                                  ON EXERCISE      REALIZED    -------------------------    -------------------------
            NAME                      (#)            ($)       EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
            ----                ---------------    --------    -------------------------    -------------------------
Kenneth L. Way..............        --               --             227,500/96,000             $7,195,125/166,750
Robert E. Rossiter..........        --               --              77,000/81,000              2,313,250/122,000
James H. Vandenberghe.......        --               --             103,800/72,000              3,314,250/107,500
Terrence E. O'Rourke........        --               --              11,000/48,000                 210,375/81,250
Frank J. Preston............      28,835           958,447           24,760/74,143                327,327/509,030
Donald J. Stebbins..........        --               --              39,100/35,000               1,225,125/52,250

-------------------------
(1) Based on a closing price of $38.75 per share on December 31, 1998 as reported by the New York Stock Exchange.

     The following table provides information, with respect to our named executive officers, concerning the grants of performance share awards under the Long-Term Stock Incentive Plan.

    LONG-TERM INCENTIVE PLAN -- PERFORMANCE SHARE AWARDS IN LAST FISCAL YEAR

                                                            ESTIMATED FUTURE PAYOUTS UNDER
                                                                       NON-STOCK
                                     PERFORMANCE OR              PRICE-BASED PLANS (1)
                                   OTHER PERIOD UNTIL       -------------------------------
                                     MATURATION OR           THRESHOLD            TARGET            MAXIMUM
            NAME                         PAYOUT                 (#)                (#)                (#)
            ----                   ------------------        ---------            ------            -------
Kenneth L. Way..............       1/1/98--12/31/00         1,062/1,062        2,123/2,123        3,185/3,185
Robert E. Rossiter..........       1/1/98--12/31/00             753/753        1,506/1,506        2,259/2,259
James H. Vandenberghe.......       1/1/98--12/31/00             601/601        1,202/1,202        1,803/1,803
Terrence E. O'Rourke........       1/1/98--12/31/00             401/401            801/801        1,203/1,203
Frank J. Preston............       1/1/98--12/31/00             401/401            801/801        1,203/1,203
Donald J. Stebbins..........       1/1/98--12/31/00             314/314            628/628            942/942

-------------------------
(1) Represents performance share awards under our Long-Term Stock Incentive Plan. See "Executive Compensation -- Long-Term Stock Incentive Plan." The first number represents the number of shares under the performance share awards that a named executive officer may receive based upon the cumulative net income performance criteria and the second number represents the number of shares under the performance share award that a named executive officer may receive based upon the relative return to shareholders performance criteria.

PENSION PLAN AND BENEFITS

Qualified Pension Plan

     The named executive officers (as well as other employees) participate in the Lear Corporation Pension Plan. The pension plan is a qualified pension plan under the Internal Revenue Code which is integrated with Social Security benefits. In general, an eligible employee becomes a participant on the July 1st or January 1st following completion of one year of service. The benefits are funded by employer contributions that are determined under accepted actuarial principles and the Internal Revenue Code.

     The pension plan contains multiple benefit formulas but the Lear Corporation benefit formula is the principal formula. All named executive officers are covered by the Lear Corporation benefit formula. Under the Lear Corporation formula, pension benefits are based on a participant's "final average earnings," which is the average of the participant's compensation for the five consecutive calendar years in which the participant had his highest earnings in the last 15 years of employment. Compensation includes (a) all cash compensation reported for federal income tax purposes other than long term incentive bonuses and (b) any elective contributions that are not includable in gross income under Internal Revenue Code Section 125 or 401(k). A participant's annual retirement benefit (payable as a life annuity at age 65) equals the greater of:

     - the sum of 1.10% times final average earnings times years of credited service before 1997 (to a maximum of 30 years) plus 1.00% times final average earnings times years of credited service after 1996 (with a maximum of 30 years reduced by years of credited service before 1997) plus 0.65% times final average earnings in excess of covered compensation (as defined in I.R.S. Notice 89-70) times years of credited service after 1996 (with a maximum of 30 years); or

     - $360.00 times years of credited service.

     Any employee who on January 1, 1997 was an active employee and age 50 or above will earn benefits under the 1.10% formula for years of credited service through 2001.

     The benefits under the pension plan become vested if:

     - a participant was fully vested in the Lear Siegler Diversified Holdings Corp. Pension Plan; or

     - a participant has five or more years of service under the pension plan.

Pension Equalization Plan

     In addition to the pension plan, we have established the Lear Corporation Pension Equalization Plan (PEP). Lear Corporation's pension plan is subject to rules in the Internal Revenue Code that restrict the level of retirement income that can be provided to, and the amount of compensation that can be considered for, highly paid executives under the pension plan. The purpose of the pension equalization plan is to supplement the benefits under the pension plan of selected highly paid executives in order to provide them with a level of retirement income comparable to that of other employees. The benefits under the pension equalization plan equal the difference between the executive's actual vested accrued pension benefit under the pension plan and the benefit under the pension plan the executive would have accrued under the Lear Corporation formula if the Internal Revenue Code limits on the amount of compensation that can be considered and the total amount of benefits that can be provided under qualified pension plans were disregarded. Highly compensated executives selected by the Compensation Committee and other executives whose compensation exceeds the Internal Revenue Code limits for at least three years are eligible to participate in the pension equalization plan. Each of Mr. Way, Mr. Rossiter, Mr. Vandenberghe, Mr. Preston and Mr. Stebbins participates in the pension equalization plan.

     In addition, the pension equalization plan allows the Compensation Committee or its delegate to negotiate special pension benefits under the plan for individuals who are forfeiting pension benefits with their previous employers to become our employees or as a result of their termination of employment with us. Mr. Preston's employment agreement provides for additional years of credited service for purposes of calculating his pension benefits under the pension equalization plan.

Executive Supplemental Savings Plan

     In addition to the pension plan and the pension equalization plan, we have established the Lear Corporation Executive Supplemental Savings Plan. This plan provides pension benefits that would have been earned under the pension plan if the participant had not elected to defer compensation under the Management Stock Purchase Program and/or the Executive Supplemental Savings Plan. For additional information about the Executive Supplemental Savings Plan, see "Compensation Committee Report -- Executive Supplemental Savings Plan."

     The following table indicates estimated total annual benefits payable as a single life annuity beginning at age 65 for various compensation levels and years of service under the pension plan, the pension equalization plan and the supplemental savings plan. Generally, annual compensation used for pension formula purposes includes salary, annual bonus and 80% of the Restricted Stock Awards reported in the Summary Compensation Table.

                                 PENSION TABLE

                                                                                  YEARS OF SERVICE
                                                COVERED       --------------------------------------------------------
ANNUAL COMPENSATION                          COMPENSATION*      10          15          20          25          30
-------------------                          -------------      --          --          --          --          --
$ 500,000             ...................       $44,328       $83,619    $125,928    $168,237    $210,547     $252,856
   600,000            ...................        44,328       100,919     151,978     203,037     254,097      305,156
   700,000            ...................        44,328       118,219     178,028     237,837     297,647      357,456
   800,000            ...................        44,328       135,519     204,078     272,637     341,197      409,756
   900,000            ...................        44,328       152,819     230,128     307,437     384,747      462,056
 1,000,000            ...................        44,328       170,119     256,178     342,237     428,297      514,356
 1,200,000            ...................        44,328       204,719     308,278     411,837     515,397      618,956
 1,400,000            ...................        44,328       239,319     360,378     481,437     602,497      723,556
 1,600,000            ...................        44,328       273,919     412,478     551,037     689,597      828,156
 1,800,000            ...................        44,328       308,519     464,578     620,637     776,697      932,756
 2,000,000            ...................        44,328       343,119     516,678     690,237     863,797    1,037,356
 2,200,000            ...................        44,328       377,719     568,778     759,837     950,897    1,141,956
 2,400,000            ...................        44,328       412,319     620,878     829,437    1,037,997   1,246,556
 2,600,000            ...................        44,328       446,919     672,978     899,037    1,125,097   1,351,156

-------------------------
* Indicates the covered compensation for Mr. Way who has the lowest covered compensation of all the named executive officers. The covered compensation for the other named executive officers will be a higher amount and their number of years at the 1.10% formula will be less than Mr. Way, resulting in a slightly lower payout amount for comparable compensation levels and years of service. Such differences are not expected to be material.

     The plans grant credit for all years of pension service with Lear Siegler Diversified Holdings Corp. and with Lear Corporation, and offset the retirement benefit payable by the Lear Siegler Diversified Holdings Corp. Pension Plan against the benefit payable by the plans. At age 65, it is estimated that under the plans Mr. Way, Mr. Rossiter, Mr. Vandenberghe and Mr. Stebbins will have 30 years of credited service and Mr. Preston will have 26 years of credited service. Mr. O'Rourke will leave us with five and a half years of credited service.

RETIREMENT SAVINGS PLAN

     We have established a retirement savings plan pursuant to Section 401(k) of the Internal Revenue Code for non-union salaried employees who have completed one month of service. Under the retirement savings plan, each eligible employee may elect to defer, on a pre-tax basis, a portion of his or her salary each year. The portion deferred will be paid by Lear Corporation to the trustee of the retirement savings plan. Under the retirement savings plan, Lear Corporation makes a matching contribution on a participant's contribution of up to five percent of base salary, which is invested in shares of common stock. Depending on a participant's years of service, Lear's matching percentage varies from 50% to 100%, see "Compensation Committee Report -- Retirement Savings Plan." Matching contributions become vested under the retirement savings plan at a rate of 20% for each full year of service. For the year ended December 31, 1998, the matching contribution for each named executive officer was: Mr. Way, $5,000; Mr. Rossiter, $5,000; Mr. Vandenberghe, $8,000; Mr. O'Rourke, $2,786; Mr. Preston, $1,470 and Mr. Stebbins, $2,292.

STOCK OPTION PLANS

     We have three stock option plans, all of which are administered by the Compensation Committee. Under the 1992 Stock Option Plan, as of March 5, 1999, there were options to purchase 688,085 shares of our common stock outstanding. All of these outstanding options are fully vested and are exercisable at $5 per share. No additional options may be granted under the 1992 Stock Option Plan. Under the 1994 Stock Option Plan, as of March 5, 1999, there were options to purchase 407,250 shares of our common stock outstanding. The exercise price of these options ranges from $15.50 per share to $42.75 per share. Options granted under the 1994 Stock Option Plan vest and become exercisable at various times, the earliest of which was April 6, 1997 and the latest of which is June 6, 2000. Under the 1996 Stock Option Plan, as of March 5, 1999, there were options to purchase 970,500 shares of our common stock outstanding. The exercise prices of these options range from $33.00 per share to $54.22 per share. Outstanding options that were granted under the 1996 Stock Option Plan vest and become exercisable at various times, the earliest of which is May 9, 1999 and the latest of which is May 12, 2001.

LONG-TERM STOCK INCENTIVE PLAN

     The Long-Term Stock Incentive Plan permits our Compensation Committee to grant to officers and other key employees:

     - nonqualified stock options;

     - incentive stock options;

     - stock appreciation rights (SARs);

     - restricted stock;

     - restricted units;

     - performance shares; and

     - performance units.

     The plan also permits our Compensation Committee to grant nonqualified stock options to non-employee directors.

     The Long-Term Stock Incentive Plan is administered by our Compensation Committee. Subject to the terms of the plan, the Compensation Committee:

     - selects employees to participate;

     - determines the sizes and types of awards;

     - determines the terms and conditions of awards;

     - construes and interprets the plan and any agreement or instrument entered into under the plan; and

     - amends the terms and conditions of any outstanding award to the extent such terms and conditions are within the discretion of the Compensation Committee.

The Compensation Committee cannot, however, lower the exercise price of any outstanding option or accept the surrender of outstanding options and grant new substitute options under this plan without the approval of the holders of a majority of our outstanding shares.

     If the proposed amendment to the plan is approved by stockholders, an additional 3,300,000 shares of common stock will be available for award to participants raising the total number of shares that may be awarded under the plan to 5,500,000. The proposed amendment will also increase the maximum aggregate number of shares and share equivalent units that may be granted during any fiscal year to any one participant, regardless of the types of awards, from 50,000 to 75,000. The yearly limit on the size of awards applies regardless of whether awards are paid in shares or cash. The plan provides that no more than 700,000 shares of common stock may be issued or delivered to participants under awards of restricted units and performance shares over the life of the plan.

     In 1998, each of our named executive officers received performance share awards pursuant to the Long-Term Stock Incentive Plan using a pre-established awards formula. For a description of the performance share awards formula used in 1998 and for a description of the payment of performance share awards, see "Compensation Committee Report -- Long-Term Incentives -- Performance Share Awards."

     In 1998, each of our named executive officers was permitted to elect to defer a portion of his or her base salary during 1999 and annual incentive bonuses based on the executive officer's performance in 1998 and paid during the first quarter of 1999 under the Senior Executive Incentive Plan. This feature of the Long-Term Stock Incentive Plan is known as the Management Stock Purchase Program. For a description of the Management Stock Purchase Program, see "Compensation Committee Report -- Long-Term Incentives -- Management Stock Purchase Program."

     Under the Long-Term Stock Incentive Plan, as of March 5, 1999, we had outstanding performance share awards for a maximum of 144,502 shares of common stock, outstanding restricted stock units for 78,616 shares of common stock and outstanding options to purchase 827,950 shares of common stock with an exercise price of $54.22. Outstanding options granted under the Long-Term Stock Incentive Plan vest and become exercisable in May or December 2001.

EMPLOYMENT AGREEMENTS

     We have entered into employment agreements with each of the named executive officers listed in the Summary Compensation Table. Each of Mr. Way, Mr. Rossiter and Mr. Vandenberghe entered into a four-year employment agreement dated March 20, 1995. Mr. Preston entered into a four-year employment agreement dated May 19, 1996. Each four-year employment agreement is renewable for one additional year on the second anniversary of the agreement and each anniversary thereafter. Mr. O'Rourke and Mr. Stebbins entered into two-year employment agreements dated as of March 20, 1995 which automatically renew for one additional year on each anniversary of the agreement. The employment agreements of Mr. Way, Mr. Rossiter, Mr. Vandenberghe, Mr. Preston and Mr. Stebbins provide for an annual base salary which, as of March 5, 1999, is $855,000, $750,000, $600,000,
$300,000 and $300,000 respectively, and may be increased at the discretion of the Compensation Committee. Mr. O'Rourke's annual base salary at the time of his resignation was $300,000. Mr. Preston elected to defer 10% of his 1998 salary under the Management Stock Purchase Program. In addition, under the terms of their respective employment agreements, each of Mr. Way, Mr. Rossiter, Mr. Vandenberghe, Mr. Preston and Mr. Stebbins are eligible for an annual incentive compensation bonus at the discretion of the Compensation Committee. Mr. O'Rourke received an annual bonus, the amount of which was determined in accordance with the terms of his employment agreement.

     Each employment agreement provides that:

     - upon the death of the employee, Lear will pay to his estate or designated beneficiary his full base salary for an additional 12 months;

     - upon termination for disability, the employee will receive all compensation payable under Lear's disability and medical plans and programs plus an additional payment from Lear so that the aggregate amount of salary continuation from all sources equals his base salary through the remaining term of the agreement;

     - upon termination by the employee for good reason (as defined in the employment agreement) or by Lear without cause (as defined in the employment agreement), the employee will receive his full base salary, a bonus each year which equals the average of the bonuses paid the employee the prior two fiscal years and continued participation in compensation and benefit plans until the end of the term of the agreement;

     - upon termination by Lear for cause, the employee is only entitled to receive unpaid salary and benefits, if any, accrued through the effective date of the employee's termination; and

     - upon transfer of all or substantially all of the assets of Lear to a successor entity, Lear will require the successor entity to expressly assume performance of the agreement.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     No member of the Compensation Committee was, during the fiscal year ended December 31, 1998, an officer, former officer or employee of Lear or any of its subsidiaries. None of our executive officers served as a member of:

     - the compensation committee of another entity in which one of the executive officers of such entity served on our Compensation Committee;

     - the board of directors of another entity, one of whose executive officers served on our Compensation Committee; or

     - the compensation committee of another entity in which one of the executive officers of such entity served as a member of our Board.

                         COMPENSATION COMMITTEE REPORT

     REGARDLESS OF ANYTHING INDICATING THE CONTRARY SET FORTH IN ANY OF OUR PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH WHICH FOLLOWS SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE.

INTRODUCTION

     Our Compensation Committee determines the salaries and other entitlements of the executive officers and designs all of our compensation programs and policies. The Compensation Committee is currently composed of two non-employee directors: Mr. McCurdy and Mr. Parrott. Our Board has not rejected or modified any action taken by the Compensation Committee.

EXECUTIVE COMPENSATION POLICY

     The objectives of our compensation policies are to:

     - optimize profitability and growth;

     - link the interests of management with those of stockholders;

     - provide management with incentive for excellence in individual performance;

     - promote teamwork among managers; and

     - attract and retain highly qualified and effective officers, key employees and directors.

The Compensation Committee targets total remuneration (i.e., base salary, annual incentives and long-term incentives) of our senior executives at the 75th percentile of our peer group in return for comparable performance. A discussion of each component of executive compensation follows.

BASE SALARY

     Base salaries for our executive officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each officer's position. In this regard, the Compensation Committee considers the compensation practices and corporate financial performance of similarly situated companies based on research provided by independent consultants. The Compensation Committee focuses primarily on total compensation, including incentive awards, rather than base salary alone, as the appropriate measure of executive officer remuneration. As of March 5, 1999, Mr. Way's base salary is $855,000, Mr. Rossiter's base salary is $750,000, Mr. Vandenberghe's base salary is $600,000, Mr. Preston's base salary is $300,000 and Mr. Stebbins' base salary is $300,000. Mr. O'Rourke's base salary was $300,000 at the time of his resignation on December 31, 1998.

ANNUAL INCENTIVES

     Our executive officers participate in the Senior Executive Incentive Compensation Plan. Pursuant to this plan, the Compensation Committee makes annual incentive awards designed to reward past financial performance and the achievement of goals considered important to our future. Awards are made in February or March of each year based on our performance achieved in the previous year.

     The Senior Executive Incentive Plan provides for target annual awards expressed as a percentage of a participant's annual salary, and the actual award, unless modified by the Compensation Committee, varies from the target award opportunity based on our attainment of financial objectives. With the exception of Mr. O'Rourke, the annual incentive for each of our named executive officers is based upon whether our earnings per share and our growth in earnings per share over the prior year reach targets established by the Compensation Committee. Half of the annual incentive is based upon the achievement of a target earnings per share and the other half is based upon the achievement of a target growth in earnings per share. Mr. O'Rourke's bonus for 1998 was determined in accordance with the terms of his employment agreement. For the year ended December 31, 1998, Mr. Way, Mr. Vandenberghe, Mr. Preston and Mr. Stebbins earned annual gross bonuses in the amount of $504,900, $319,770, $137,700 and $125,269, respectively. Each of Mr. Way, Mr. Rossiter, Mr. Vandenberghe and Mr. Stebbins elected to defer 20% of his 1998 annual cash bonus pursuant to elections made under the Management Stock Purchase Program. Mr. Preston elected to defer 10% of his 1998 annual cash bonus under the same program.

     In November 1997, the Compensation Committee awarded restricted property valued at $1,500,000 to Mr. Rossiter. The restrictions on this property lapse based upon the achievement of financial objectives specified under the Senior Executive Incentive Plan for the years ended December 31, 1997, December 31, 1998 and December 31, 1999. The restrictions on $593,892 and $401,979 of the property lapsed in February 1998 and 1999, respectively, due to the attainment of the specified financial objectives under the Senior Executive Incentive Plan. The restrictions on additional property may lapse based upon our achievement of the targeted goals for the year ended December 31, 1999. Any property that remains subject to restrictions on January 1, 2001 is forfeited by Mr. Rossiter.

LONG-TERM INCENTIVES

     The long-term incentive component of our executive compensation program is designed to provide our senior officers with substantial at-risk components and to align the interests of our senior officers with those of our stockholders. To achieve these goals, the Compensation Committee has:

     - implemented stock ownership guidelines for its senior officers;

     - granted stock options to selected senior officers;

     - granted performance share awards to selected senior officers; and

     - permitted its officers to defer a portion of their base salary and annual incentive bonus in restricted stock units.

Management Stock Ownership Requirements

     The Compensation Committee has implemented stock ownership guidelines for certain of our senior officers. These guidelines require these senior officers to achieve, within five years, stock ownership levels ranging from one to five times base salary. Shares of common stock owned and restricted stock units are counted in satisfying these requirements. Unexercised stock options are not counted in satisfying these requirements. Management personnel who have not made substantial progress towards these goals after three years will have up to 50% of their annual incentives delivered in restricted stock units pursuant to the Management Stock Purchase Program described below.

Stock Options

     Stock options granted under our stock option plans, which historically become exercisable three years from the date of grant, provide incentive for officers by giving them a strong economic interest in remaining with us and maximizing price appreciation of our common stock. In May 1998, each of the named executive officers received stock options which generally vest and become exercisable on May 12, 2001 and have an exercise price of $54.22 per share.

Performance Share Awards

     Performance share awards ensure that selected senior officers have a significant component of their compensation contingent upon the achievement of specified financial performance goals over a three year period. The performance measures used to determine the level of payout under the performance share awards may be chosen from one or more of the following:

     - total stockholder return;

     - stock price;

     - cumulative net income;

     - return on equity;

     - return on capital;

     - cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment and cash flow in excess of capital;

     - economic value added (income in excess of capital costs); and

     - market share.

     In 1998, the Compensation Committee granted performance share awards to selected employees under the Long-Term Incentive Plan with target performance shares equal on the date of the award to 25% of the senior officer's base salary on January 1, 1999. The 1998 performance criteria over a three year period for such performance share awards are:

     - our cumulative net income; and

     - our relative return to stockholders compared to the our peer group of representative independent automotive suppliers, see footnote to the Performance Graph.

     For a senior officer to receive shares of common stock under the performance shares, cumulative net income and/or relative return to stockholders must equal or exceed the threshold goals. Our officers may earn additional shares of common stock under the performance share awards if we exceed the target goals for cumulative net income and/or relative return to stockholders.

     To insure that our executive officers are compensated in a manner consistent with our best interests and those of our stockholders, the Compensation Committee decided to exclude certain extraordinary items when calculating our 1998 net income. This decision affects the calculation of our actual cumulative net income for purposes of determining the number of shares paid out under the performance shares awarded in 1996, 1997 and 1998.

Management Stock Purchase Program

     In furtherance of its goal of aligning the interests of officers with those of our stockholders, the Compensation Committee has permitted 18 senior officers to participate in the Management Stock Purchase Program. The program is part of the Long-Term Stock Incentive Plan. Under this program, a selected officer can elect to defer a portion of his or her base salary for the year and annual incentive bonuses based upon the officer's performance for the prior year and paid during the first quarter of the year under the Senior Executive Incentive Plan or the Management Incentive Plan. In consideration for the deferral of their salary and/or incentive bonus, participants will receive an amount of restricted stock units under the Long-Term Incentive Plan equal to the amount deferred increased by 25% of such amount divided by the fair market value of the shares of common stock on the date the annual incentive bonuses are paid. Generally, a participant must hold restricted stock units and remain employed for at least three years, at which time the participant shall receive a number of shares of common stock equal to the restricted stock units held and a cash payment equal to the amount of dividends, if any, the participant would have earned if he or she had held shares of common stock rather than restricted stock units. Pursuant to deferral elections made under the Management Stock Purchase Program for compensation and annual incentive bonuses earned in the year ending December 31, 1998, Mr. Way, Mr. Rossiter, Mr. Vandenberghe, Mr. Preston and Mr. Stebbins received restricted stock units of 3,528; 2,809; 2,234; 1,529 and 875, respectively.

RETIREMENT SAVINGS PLAN

     Our match percentage for each participant under the Lear Corporation Retirement Savings Plan is determined under the following chart and will apply to the participant's contributions up to five percent of base salary:

                                                 MATCHING CONTRIBUTION
              YEARS OF SERVICE                        PERCENTAGE
              ----------------                   ---------------------
less than 5..................................             50%
more than 5 but less than 8..................             75%
8 or more....................................            100%

Our matching contribution for each participant is invested in shares of our common stock. Each participant who is at least age 57, however, may elect to diversify the employer matching contributions.

EXECUTIVE SUPPLEMENTAL SAVINGS PLAN

     The purpose of the Lear Corporation Executive Supplemental Savings Plan is to provide participants and their beneficiaries with retirement benefits that could not be earned under the Retirement Savings Plan due to limits imposed by the Internal Revenue Code on the amount of pre-tax contributions a participant can make to the Retirement Savings Plan and/or the amount of compensation that can be recognized under the Retirement Savings Plan. In addition, the Executive Supplemental Savings Plan also provides retirement benefits that would have been earned under the Retirement Savings Plan, the Pension Plan and/or the Pension Equalization Plan if the participant had not elected to defer compensation under this plan or the Management Stock Purchase Program (as described above). Selected senior officers are eligible to participate in the Executive Supplemental Savings Plan.

ESTATE PRESERVATION PLAN

     The Compensation Committee has established the Estate Preservation Plan for certain of our senior executives, each of whom has a significant portion of his net worth invested in our common stock. The Estate Preservation Plan provides the beneficiaries of a participant with funds to pay estate taxes on inherited common stock. Under the Estate Preservation Plan, we purchase a life insurance policy on the joint lives of the participant and his spouse. We own the life insurance policy but endorse a portion of the policy's proceeds to the participant's designated beneficiaries. Each participant pays a portion of the policy's annual premium (until he reaches age 65) and we pay the remainder of the annual premium. After age 65, we pay the entire annual premium and the participant pays income taxes on the imputed income from the policy. Upon the later death of a participant or his spouse, we recover the present value of our premium payments from the tax-free insurance proceeds and the participant's beneficiaries receive the remaining tax-free insurance proceeds, which they can use to pay the estate taxes on inherited common stock.

CHIEF EXECUTIVE OFFICER COMPENSATION

     In accordance with the terms of his employment agreement, Mr. Way received a salary in the amount of $825,000 for his services rendered during the fiscal year ending December 31, 1998. Mr. Way was also eligible to participate in the Senior Executive Incentive Plan, the Long-Term Stock Incentive Plan, the stock option plans, the Executive Supplemental Savings Plan and the Estate Preservation Plan. The Compensation Committee awarded Mr. Way an annual bonus of $504,900 for services performed in 1998, which was based upon the attainment of targeted earnings per share and targeted growth in earnings per share pursuant to the Senior Executive Incentive Plan. Mr. Way elected to defer 20% of his annual cash bonus under the Management Stock Purchase Program. In May, 1998, the Compensation Committee granted to Mr. Way the following compensation to provide substantial at-risk components and to align the interests of Mr. Way with those of our stockholders: (i) options to purchase 50,000 shares of common stock and
(ii) performance share awards the ultimate value of which will be determined by our cumulative net income and relative return to our shareholders over a three year period. See "Executive Compensation -- Option Grants and Long-Term Incentive Awards in Last Fiscal Year." To help assist in its evaluation of the chief executive officer's performance, the Compensation Committee is planning to implement a rating system which would include such categories as financial results, growth, stock performance and customer satisfaction.

TAX TREATMENT OF EXECUTIVE COMPENSATION

     One of the factors the Compensation Committee considers when determining compensation matters is the anticipated tax treatment to Lear and to the executives of the various payments and benefits. Generally, the Compensation Committee intends to comply with the requirements of Section 162(m) of the Internal Revenue Code with respect to annual and long-term incentives in order to avoid losing the tax deduction for non-performance based compensation in excess of $1,000,000 paid to any named executive officer appearing in the Summary Compensation Table. The Compensation Committee may, however, determine that it is necessary to exceed the limitation on deductibility under Section 162(m) to insure executive officers are compensated in a manner consistent with our best interests and those of our stockholders.

     This report is submitted by Larry W. McCurdy and Roy E. Parrott, being all of the members of the Compensation Committee.

                                          Larry W. McCurdy, Chairman
                                          Roy E. Parrott

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return from April 6, 1994, the date of our initial public offering, through December 31, 1998, the S&P 500 and a peer group(1) of companies we selected for purposes of the comparison and more fully described below. Dividend reinvestment has been assumed and the returns of each company has been weighted to reflect relative stock market capitalization. The graph assumes an investment of $100 on April 6, 1994 in each of the common stock, the stocks comprising the S&P 500 Index and the stocks comprising the peer group.
                                  [LINE GRAPH]

--------------------------------------------------------------------------------------------------------------------------------
          MEASUREMENT PERIOD              4/06/94        12/31/94       12/31/95       12/31/96       12/31/97       12/31/98
--------------------------------------------------------------------------------------------------------------------------------
 LEAR CORPORATION                         $100.00        $127.42        $187.10        $220.16        $306.45        $248.39
--------------------------------------------------------------------------------------------------------------------------------
 S&P 500                                  $100.00        $106.46        $143.32        $176.31        $230.94        $308.67
--------------------------------------------------------------------------------------------------------------------------------
 PEER GROUP                               $100.00        $ 81.16        $ 89.48        $114.42        $142.10        $138.67
--------------------------------------------------------------------------------------------------------------------------------

-------------------------
(1) We do not believe that there is a single published industry or line of business index that is appropriate for comparing stockholder return. The peer group we have selected is made up of representative independent automobile suppliers of comparable size and products whose common stock is traded on domestic stock exchanges. Our peer group includes Arvin Industries, Inc., Borg-Warner Automotive, Inc., Breed Technologies, Inc., Collins & Aikman, Dana Corp., Detroit Diesel, Donnelly Corp., Eaton Corp., Excel Industries, Inc., Gentex, Johnson Controls, Inc., Magna International, Inc., Mascotech, Inc., Simpson Industries, Inc., Standard Products Co., Superior Industries International, Tower Automotive and Walbro. ITT Industries and A.O. Smith, which were included in the peer group for last year's graph, have been dropped from this year's graph because they no longer supply automotive products and services.

                              CERTAIN TRANSACTIONS

JOINT VENTURE WITH BING MANUFACTURING

     In June 1997, Lear agreed to form a joint venture named Detroit Automotive Interiors L.L.C. with Bing Manufacturing, Inc. to manufacture, market, sell and service automobile and light duty truck seating, seating components and seating modules. David Bing, who is a director and a director nominee of Lear, is Chairman and the majority shareholder of Bing Manufacturing and Chairman of the Board of Detroit Automotive Interiors. Lear sold $49,928,000 worth of seating components to Detroit Automotive Interiors in 1998.

     On June 10, 1997, we entered into an operating agreement with Bing Manufacturing pursuant to which we made an initial capital contribution in the amount of $270,941 in return for a 49% membership interest in the joint venture. Bing Manufacturing received a 51% membership interest in the joint venture in return for contributing the real property on which the manufacturing facility would be constructed. Concurrent with the formation of the joint venture, we made a loan to Detroit Automotive Interiors in the principal amount of $4,000,000 to finance the construction of the joint venture's manufacturing facility and the costs of acquiring certain equipment. The loan was paid in full in December 1997. Detroit Automotive Interiors had total sales of approximately $45,231,000 and $68,261,000 for fiscal years 1997 and 1998, respectively. Detroit Automotive Interiors has made equity distributions to Lear of $785,330 and $530,628 in 1997 and 1998, respectively.

     The operating agreement with Detroit Automotive Interiors provides for the following:

     - the joint venture shall be managed under the direction and control of a board of directors consisting of five individuals, three of which shall be appointed by Bing Manufacturing and two of which shall be appointed by Lear;

     - approval from both Lear and Bing Manufacturing is required for the joint venture to, among other things, admit a new member, dispose of its assets outside of the ordinary course of business, enter into agreements involving consideration in excess of $50,000, or merge, consolidate or dissolve the joint venture;

     - cash proceeds from operations and asset dispositions are distributed quarterly and allocated to the joint venture members pro rata based on their ownership interest; and

     - profits or losses for any fiscal year are allocated to the joint venture members pro rata based on their ownership interest.

     As a condition to the formation of the joint venture, we entered into noncompetition and nonsolicitation agreements, each dated June 10, 1997, with Bing Manufacturing. The noncompetition agreement prohibits Bing Manufacturing and its affiliates, including Mr. Bing, from competing, directly or indirectly, with our interior system business until the later of (a) June 10, 2002 or (b) three years after the date we withdraw from the joint venture. The nonsolicitation agreement prohibits us from soliciting employees of Bing Manufacturing or its affiliates until the later of (a) June 10, 2002 or (b) three years after the date we withdraw from the joint venture.

                AMENDMENT TO THE LONG-TERM STOCK INCENTIVE PLAN

                                (PROPOSAL NO. 2)

     On February 25, 1999, our Compensation Committee amended, subject to stockholder approval, the Long-Term Stock Incentive Plan increasing (i) the number of shares of common stock available to be awarded by 3,300,000 shares and
(ii) the maximum aggregate number of shares and share equivalent units that may be granted during any fiscal year to any one participant from 50,000 to 75,000. No other amendment to the plan is proposed in this proxy statement. The proposed increase of 3,300,000 shares would increase the total aggregate shares available for issuance under the plan to 5,500,000. As of March 5, 1999, without taking into account any increase in the number of shares available under the plan, there were 1,104,494 shares not subject to outstanding awards. Our Compensation Committee has determined that, because of our rapid growth, increasing the number of shares reserved for issuance and the yearly maximum aggregate number of shares and share equivalent units that may be granted to any one individual are advisable to permit the plan to function properly. Approval of this amendment requires the affirmative vote of holders of a majority of our shares present in person or represented by proxy at the annual meeting.

     The Long-Term Stock Incentive Plan was reproduced in its entirety in Appendix A of our 1997 Proxy Statement for the 1997 Annual Meeting of Stockholders. Subsequent to our stockholders' approval in 1997, the plan has been amended to:

     - require stockholder approval if the Compensation Committee grants new awards in exchange for surrender of outstanding awards;

     - enable an employee who is transferred to an entity in which we own at least a 10% equity interest to retain awards outstanding prior to such transfer; and

     - allow the Compensation Committee to grant awards to persons employed by an entity in which we have at least a 45% equity interest.

Descriptions of the Long-Term Stock Incentive Plan and amendments to the plan are qualified in all respects by reference to the full plan document and to the full text of amendments. The full text of all amendments to the plan are attached as appendices to this proxy statement.

TYPES OF AWARDS, ADMINISTRATION AND MAXIMUM AWARDS

     For descriptions of the types of awards available for grant under the Long-Term Stock Incentive Plan, the administration of the plan and the limitations on awards imposed by the plan, see "Executive
Compensation -- Long-Term Stock Incentive Plan."

     The number of persons chosen to participate, the size and types of awards and the terms and conditions of awards may vary from year to year. Except as described below, participants under the plan have no rights as stockholders unless and until certificates for shares are issued to them.

     Awards may be made under the plan until the earliest of (i) the date when all of the shares reserved for issuance under the plan have been exhausted, (ii) the tenth anniversary of the effective date of the plan or (iii) the date as of which the plan is terminated by the Compensation Committee.

     If any award terminates or lapses for any reason, any shares subject to such award will again be available for grant under the plan. In the event of any change in corporate capitalization, the Compensation Committee may make appropriate adjustments to the number and class of shares that may be delivered under the plan, to the number and class of and/or price of shares subject to outstanding awards, and to the annual individual award limit to prevent dilution or enlargement of rights.

STOCK OPTIONS

     The Compensation Committee may grant incentive stock options and/or nonqualified stock options under the plan. The exercise price of any option will be at least equal to 100% of the fair market value of our common stock on the date the option is granted. Each option will expire no later than the tenth anniversary of the date of grant. The Compensation Committee may provide for dividend equivalents in conjunction with options granted. Any dividend equivalents granted may be paid in cash or in shares at the discretion of the Compensation Committee. The Compensation Committee awarded options on 870,350 shares to 411 individuals in 1998 under the Long-Term Stock Incentive Plan.

STOCK APPRECIATION RIGHTS ("SARS")

     The Compensation Committee may grant freestanding SARs, tandem SARs, and/or any combination of these forms of SARs under the plan. The grant price of a freestanding SAR will equal the fair market value of our common stock on the date of grant of the SAR. The grant price of a tandem SAR will equal the exercise price of the related option. A tandem SAR may be exercised for all or part of the shares subject to the related option upon the surrender of the right to exercise the equivalent portion of the related option. A tandem SAR may be exercised only with respect to the shares for which its related option is then exercisable. The term of an SAR may not exceed ten years. To date, the Compensation Committee has never awarded an SAR.

RESTRICTED STOCK, RESTRICTED STOCK UNITS AND RESTRICTED UNITS

     The Compensation Committee may grant restricted stock and/or restricted units under the plan. Except as provided in the plan, restricted stock or restricted units may not be sold, transferred, pledged, assigned, or otherwise alienated until the end of a restriction period or upon earlier satisfaction of other conditions governing the award. Restricted units may be settled in cash or shares as determined by the Compensation Committee.

     Selected participants may elect to defer a portion of their annual bonus under the Senior Executive Incentive Compensation Plan and/or their base salary in the form of restricted stock units. Each participant who elects to make a deferral will be credited under the plan with a number of restricted stock units equal to (i) the amount deferred increased by such percentage as may be determined by the Compensation Committee, divided by (ii) the fair market value of common stock on a date designated by the Compensation Committee. This compensation deferral program is known as the Management Stock Purchase Program.

     During the restriction period, participants holding restricted stock may exercise full voting rights with respect to the underlying common stock and participants holding restricted stock or restricted units may receive regular cash dividends or dividend equivalents, as the case may be, paid with respect to the underlying shares or share equivalent units while they are so held.

     To date, the Compensation Committee has never awarded restricted stock or restricted units and has only awarded restricted stock units under the Management Stock Purchase Program. Thus, the number of restricted stock units awarded each year has been a function of the number of participants selected by the Compensation Committee to participate in the Management Stock Purchase Program and the amount of salary and/or bonus each participant has elected to defer. Currently, 18 senior officers participate in the Management Stock Purchase Program. For descriptions of the Management Stock Purchase Program, see "Compensation Committee Report -- Long-Term Incentives -- Management Stock Purchase Program."

PERFORMANCE UNITS AND PERFORMANCE SHARES

     The Compensation Committee may grant performance units and/or performance shares under the plan. Each performance unit will have an initial value that is established by the Compensation Committee at the time of grant. Each performance share will have an initial value equal to the fair market value of our common stock on the date of grant. The Compensation Committee will set performance periods and performance objectives that, depending on the extent to which they are met, will determine the number and/or value of performance units or performance shares that will be paid out to the participant. The Compensation Committee may pay earned performance units or performance shares in cash, shares or a combination of cash and shares. Shares may be issued subject to any restrictions deemed appropriate by the Compensation Committee. In previous years, the Compensation Committee has awarded performance shares to between 14 and 18 individuals.

     For a description of the performance measures available under the Long-Term Stock Incentive Plan to determine payout of performance share awards, see "Compensation Committee Report -- Long-Term Incentives -- Performance Share Awards."

AMENDMENT, MODIFICATION, AND TERMINATION

     The Compensation Committee may amend the plan at any time without stockholder approval except with respect to certain enumerated matters. The Compensation Committee may also terminate the plan without stockholder approval. However, no termination, amendment, or modification of the plan may adversely affect in any material way any award previously granted under the plan, without the written consent of the participant holding the affected award.

     The Compensation Committee may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company or of changes in applicable laws, regulations or accounting principles, if the Compensation Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan. Stockholder approval is required for the Compensation Committee to lower the exercise price of any outstanding option or to grant new awards in exchange for the surrender of outstanding awards.

ASSIGNMENT OF INTERESTS

     At the discretion of the Compensation Committee, options and other awards granted pursuant to the Long-Term Stock Incentive Plan may be transferred or assigned to:

     - a participant's spouse, children or grandchildren;

     - a trust or trusts for the exclusive benefit of a participant's spouse, children or grandchildren; or

     - a partnership in which participant's spouse, children or grandchildren are the only partners;

provided, however, that there may be no consideration for such transfer. Other awards granted under the plan may not be transferred or assigned other than by will or the law of descent and distribution.

CHANGE IN CONTROL

     Upon the occurrence of a change in control (as defined in the plan), unless otherwise specifically prohibited under the applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges:

     - outstanding options and SARs granted under the plan will become immediately exercisable and remain exercisable throughout their term;

     - in most cases, any restriction period and any other restrictions imposed on restricted stock or restricted units will lapse; and

     - generally, the vesting of all performance units and performance shares will be accelerated as of the effective date of the change in control, and there will be paid out in cash to participants a pro rata amount based upon an assumed achievement of all relevant performance objectives at target levels and upon the length of time within the performance period which has elapsed prior to the effective date of the change in control.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a general description of federal income tax consequences to participants and Lear relating to options and other awards that may be granted under the Long-Term Stock Incentive Plan. The plan is not qualified under the Internal Revenue Code Section 401(a). This discussion does not purport to cover all tax consequences relating to options and other awards.

Nonqualified Stock Options

     A participant will not recognize income, and we will not be entitled to a deduction from income, at the time of grant of a nonqualified stock option. When the option is exercised, the participant will recognize ordinary income equal to the difference, if any, between the aggregate exercise price paid and the fair market value, as of the date the option is exercised, of the shares received. The participant's tax basis in shares acquired upon exercise will equal the exercise price paid plus the amount recognized by the participant as ordinary income. We will generally be entitled to a federal income tax deduction, in our tax year in which the option is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds shares acquired through exercise of a nonqualified stock option for more than one year after the exercise of the option, the capital gain or loss realized upon the sale of those shares will be a long-term capital gain or loss. The participant's holding period for shares acquired upon the exercise of an option will begin on the date of exercise.

Incentive Stock Options

     A participant will not recognize income, and we will not be entitled to a deduction from income, at the time of grant of an incentive stock option. If the option is exercised during employment, or within three months thereafter (or one year in the case of a permanently and totally disabled employee), the participant will not recognize any income and we will not be entitled to a deduction. However, the excess of the fair market value of the shares on the date of exercise over the option price is includible in computing the participant's alternative minimum taxable income.

     Generally, if the participant disposes of shares acquired by exercise of an incentive stock option within either two years of the date of grant or one year of the date of exercise, the participant will recognize ordinary income, and we will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the participant. If shares are disposed of after the two year and one year periods described above expire, we will not be entitled to any deduction, and the entire gain or loss for the participant will be treated as a long-term capital gain or loss.

Other Awards

     The current federal income tax consequences of other awards authorized under the plan are generally in accordance with the following: SARs are taxed and deductible by us in substantially the same manner as nonqualified stock options; restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of shares over the purchase price (if any) only at the time the restrictions lapse (unless the Participant elects to accelerate recognition as of the date of grant); restricted stock units, restricted units, performance shares, performance units and dividend equivalents generally are subject to tax at the time of payment. In each of the foregoing cases, we will generally have (at the time the participant recognizes income) a corresponding deduction.

OUTSTANDING OPTIONS

     The following chart sets forth the options granted under the plan to each named executive officer and to certain specified groups of individuals. All options granted pursuant to the plan have an exercise price of $54.22, first become exercisable in May 2001 and expire in May 2008. Any future awards will be made at the discretion of the Compensation Committee. On March 5, 1999, the New York Stock Exchange reported a closing price of $34.1875 for our common stock.

                     NAME AND POSITION                          UNDERLYING SHARES
                     -----------------                          -----------------
Kenneth L. Way, Chairman of the Board and Chief Executive
  Officer (1)...............................................          40,000
Robert E. Rossiter, President and Chief Operating Officer
  and Director..............................................          45,000
James H. Vandenberghe, Vice Chairman of the Board...........          40,000
Terrence E. O'Rourke, Senior Vice President -- Ford Division
  (2).......................................................          25,000
Frank J. Preston, Senior Vice President -- Strategic
  Planning and South American Operations....................          25,000
Donald J. Stebbins, Senior Vice President and Chief
  Financial Officer.........................................          20,000
Executive Officers Group....................................         293,500
Non-Executive Employee Group................................         568,100
Non-Employee Directors Group (3)............................           8,750

-------------------------
(1) Mr. Way received options on an additional 10,000 shares under the 1996 Stock Option Plan.

(2) Mr. O'Rourke resigned his position as of December 31, 1998.

(3) All seven non-employee directors, including Robert W. Shower, a nominee for election to our Board, were granted an option to receive 1,250 shares in 1998.

                                 RECOMMENDATION

               YOUR BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE
                AMENDMENT TO THE LONG-TERM STOCK INCENTIVE PLAN

                      APPOINTMENT OF INDEPENDENT AUDITORS

                                (PROPOSAL NO. 3)

     Our Board, upon recommendation of our Audit Committee, has appointed Arthur Andersen LLP as our independent auditors for the current year ending December 31, 1999. A proposal will be presented at the meeting to approve the appointment of Arthur Andersen LLP as our independent auditors for the 1999 fiscal year. If the stockholders fail to ratify such selection by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting, other independent auditors will be considered by our Board upon recommendation of the Audit Committee. We have been advised that a representative of Arthur Andersen LLP will be present at the meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if he or she so desires.

                                 RECOMMENDATION

               YOUR BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE
           APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS
                                   FOR 1999.

         STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING OF STOCKHOLDERS

     Stockholders who intend to present proposals at the 2000 Annual Meeting of Stockholders pursuant to Securities and Exchange Commission Rule 14a-8 must send notice of their proposal to us so that we receive it no later than November 19, 1999. Stockholders who intend to present proposals at an annual meeting other than pursuant to Rule 14a-8 must comply with the notice provisions in our by-laws. These notice provisions require that, for a proposal to be properly brought before the 2000 Annual Meeting of Stockholders, proper notice of the proposal be received by us no sooner than October 20, 1999 and no later than November 19, 1999. Stockholder proposals should be addressed to Joseph F. McCarthy, Lear Corporation, 21557 Telegraph Road, P.O. Box 5008, Southfield, Michigan 48086-5008.

                                 OTHER MATTERS

     We know of no other matters to be submitted to the stockholders at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with the judgments of the persons voting the proxies.

     UPON WRITTEN REQUEST BY ANY STOCKHOLDER ENTITLED TO VOTE AT THE MEETING, WE WILL FURNISH, WITHOUT CHARGE, A COPY OF THE FORM 10-K ANNUAL REPORT FOR 1998 WHICH WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES. IF THE PERSON REQUESTING THE REPORT WAS NOT A STOCKHOLDER OF RECORD ON MARCH 17, 1999, THE REQUEST MUST CONTAIN A GOOD FAITH REPRESENTATION THAT HE OR SHE WAS A BENEFICIAL OWNER OF OUR COMMON STOCK AT THE CLOSE OF BUSINESS ON THAT DATE. REQUESTS SHOULD BE ADDRESSED TO JOSEPH F. MCCARTHY, LEAR CORPORATION, 21557 TELEGRAPH ROAD, P.O. BOX 5008, SOUTHFIELD, MICHIGAN 48086-5008.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          /S/ JOSEPH F. MCCARTHY
                                          Joseph F. McCarthy
                                          Vice President, Secretary
                                          and General Counsel

                                                                      APPENDIX A

                             FIRST AMENDMENT TO THE
                                LEAR CORPORATION
                         LONG-TERM STOCK INCENTIVE PLAN

     The Lear Corporation Long-Term Stock Incentive Plan is amended effective January 1, 1997 in the following respects:

     1. The following new paragraph shall be inserted at the end of Section
16.2:

          "Notwithstanding the foregoing, if an Option is transferred pursuant to Section 6.10, any withholding obligation shall not be satisfied with Shares issuable upon exercise of the Option and may be paid by the Participant (not the transferee) with (i) cash or by certified or cashier's check; (ii) Share acquired through the exercise of an Option granted by the Company which Shares has been held by the Participant for at least one year, or any other Shares already owned by, and in the possession of, the Participant; or (iii) any combination of cash, certified or cashier's check, and Shares meeting the requirements of clause (ii) above."

     2. Section 6.10 shall be deleted in its entirety and the following new
Section 6.10 inserted in lieu thereof:

     "6.10 Transferability of Options.

          (a) Except as provided in paragraph (b), an Option shall be transferable only by will or the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)).

          (b) Notwithstanding anything contained herein to the contrary, the Committee may grant an Option pursuant to an Agreement that permits transfer of any portion of that Option by the Participant to (i) the Participant's spouse, children, step-children, grandchildren or step-grandchildren ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of Immediate Family Members, (iii) a partnership in which Immediate Family Members are the only partners or (iv) any other person as determined by the Committee. Such a transfer shall only be permitted if there is no consideration for the transfer, or the transfer is to a partnership in which Immediate Family Members are the only partners and the Participant's sole consideration for the transfer was an interest in the partnership. Such a transfer shall only become effective upon written notice to the Committee of the transfer. Following the transfer of an Option, it shall remain subject to the same terms and conditions that were applicable immediately prior to the transfer and the term "Participant" shall be deemed to refer to the transferee except that events concerning the continuation of employment shall continue to apply with respect to the original Participant not the transferee. A transferee of an Option may not transfer the Option except as provided in paragraph (a).

          (c) Options shall be exercisable during the Participant's lifetime only by the Participant or a transferee pursuant to paragraph (b) hereof, or by the guardian or legal representative of the same. The Committee may, in its discretion, require a guardian or legal representative to supply it with such evidence as the Committee deems necessary to establish the authority of the guardian or legal representative to exercise the Option on behalf of the Participant or transferee, as the case may be.

          (d) Except as limited by applicable securities laws and the provisions of Section 6.8 hereof, shares of Common Stock acquired upon exercise of Options hereunder shall be freely transferable."

                                                                      APPENDIX B

                              SECOND AMENDMENT TO
                                LEAR CORPORATION
                         LONG-TERM STOCK INCENTIVE PLAN

     The Lear Corporation Long-Term Stock Incentive Plan is amended effective January 1, 1997 by deleting the first sentence of the second paragraph of
Section 15.1 and inserting the following in lieu thereof:

     "Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Awards granted under the Plan. The Committee may not lower the exercise price of outstanding Awards, or accept surrender of outstanding Awards (to the extent not theretofore exercised) and grant new Awards in substitution therefor (to the extent not theretofore exercised) without approval of the holders of a majority of the outstanding voting stock of the Company."

                                                                      APPENDIX C

                                THIRD AMENDMENT
                                     TO THE
                LEAR CORPORATION LONG-TERM STOCK INCENTIVE PLAN

     The Lear Corporation Long-Term Stock Incentive Plan shall be amended effective as of February 26, 1998 by deleting Section 2.1 and inserting the following:

          "2.1 'Affiliates' means any corporation (or partnership, joint venture, or other enterprise) of which the Company owns or controls, directly or indirectly, at least forty-five percent of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power). Notwithstanding the foregoing, for purposes of determining whether an employee has terminated employment with the Company and all Affiliates, 'Affiliates' shall mean any corporation (or partnership, joint venture, or other enterprise) of which the Company owns or controls, directly or indirectly, at least ten percent of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power)."

                                                                      APPENDIX D

                                FOURTH AMENDMENT
                                     TO THE
                LEAR CORPORATION LONG-TERM STOCK INCENTIVE PLAN

     The Lear Corporation Long-Term Stock Incentive Plan shall be amended effective March 1, 1999, subject to approval by the Company's stockholders, in the following respects:

     1. The first sentence of Section 4.1 is revised to read as follows:

        "Subject to adjustment as provided in Section 4.3 herein, the number of Shares that may be issued or transferred to Participants under the Plan shall be 5,500,000 Shares."

     2. The second paragraph of Section 4.1 is revised to read as follows:

        "The maximum number of Shares and Share equivalent units that may be granted during any calendar year to any one Participant, under Options, Freestanding SARs, Restricted Stock, Restricted Units or Performance Shares, shall be 75,000 Shares (on an aggregate basis), which limit shall apply regardless of whether such compensation is paid in Shares or in cash."

                                ADMISSION TICKET

                                LEAR CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS

                           MAY 13, 1999 AT 10:00 A.M.
                                LEAR CORPORATION
                              21557 TELEGRAPH ROAD
                           SOUTHFIELD, MICHIGAN 48034

                  ADMITS ONE STOCKHOLDER AND UP TO TWO GUESTS









--------------------------------------------------------------------------------


                                LEAR CORPORATION
                         PROXY/VOTING INSTRUCTION CARD

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LEAR CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 13, 1999 OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF (THE "MEETING").

     The undersigned appoints Joseph F. McCarthy and Donald J. Stebbins, and each of them, with full power of substitution in each of them, the proxies of the undersigned, to vote for and on behalf of the undersigned all shares of Lear Corporation Common Stock which the undersigned may be entitled to vote on all matters properly coming before the Meeting, as set forth in related Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.




                                             LEAR CORPORATION
                                             P.O. BOX 11211
                                             NEW YORK, N.Y. 10203-0211






--------------------------------------------------------------------------------

Dear Stockholder:

    The Annual Meeting of Stockholders (the "Meeting") of Lear Corporation (the "Company") will be held at 10:00 a.m. on Thursday, May 13, 1999 at Lear Corporation, 21557 Telegraph Road, Southfield, Michigan.

    To be sure that your vote is counted, we urge you to complete and sign the proxy/voting instruction card below, detach it from this letter and return it in the postage paid envelope enclosed in this package. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

    In order to assist the Company in preparing for the Meeting, please indicate on item 4 on the proxy whether you currently plan to attend the Meeting.

    If you attend the Meeting in person, detach and bring this letter to the meeting as an admission ticket for you and up to two of your guests.

March 19, 1999


                             DETACH PROXY CARD HERE
                              \/                  \/
--------------------------------------------------------------------------------
 ___
|___|

1. Election of Directors:     FOR all nominees      [ ]        WITHHOLD AUTHORITY to vote      [ ]       *EXCEPTIONS      [ ]
                              listed below                     for all nominees listed below.




Nominees: David Bing, Robert E. Rossiter, Robert W. Shower and James H. Vandenberghe.
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN
               THE SPACE PROVIDED BELOW.)
*Exceptions
           ------------------------------------------------------------------------------------------------------------------------
2. To approve the amendment to the Company's Long-Term Stock Incentive     3. To ratify the appointment of Arthur Andersen LLP as
   Plan.                                                                      independent auditors of the Company for the fiscal
                                                                              year ending December 31, 1999.


   FOR    [ ]      AGAINST   [ ]     ABSTAIN     [ ]                       FOR    [ ]      AGAINST    [ ]     ABSTAIN     [ ]



In their discretion the Proxies are authorized to vote upon such           4. Do you plan to attend the Meeting?  YES  [ ]   NO  [ ]
other matters as may properly come before the meeting or any adjournment
or postponement thereof.                                                                   Change of Address Mark Here [ ]

                                                                               Please sign this proxy and return it promptly
                                                                               whether or not you expect to attend the meeting. You
                                                                               may nevertheless vote in person if you attend. Please
                                                                               sign exactly as your name appears herein. Give full
                                                                               title if an Attorney, Executor, Administrator,
                                                                               Trustee, Guardian, etc. For an account in the name
                                                                               of two or more persons, each should sign, or if one
                                                                               signs, he should attach evidence of his authority.

                                                                               Dated:                                        , 1999
                                                                                     ----------------------------------------

                                                                               ----------------------------------------------------
                                                                                                     Signature

                                                                               ----------------------------------------------------
                                                                                                      Signature
                                                                                Votes must be indicated
                                                                                (x) in Black or Blue ink.        [ ]


(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)


                               PLEASE DETACH HERE
                 YOU MUST DETACH THIS PORTION OF THE PROXY CARD
               \/ BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE \/
--------------------------------------------------------------------------------